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                                                                   Exhibit 10.10


                              EMPLOYMENT AGREEMENT


BETWEEN: PHOENIX INTERNATIONAL LIFE SCIENCES (IBRD) INC., a corporation duly incorporated under the laws of Delaware, having its head office at Gwynedd Hall, Suite 100, 17777 Sentry Parkway West, in the City of Blue Bell, Pennsylvania 19422, and represented herein by its duly authorized representative,

                                      (hereinafter called "PHOENIX")


AND: SUSAN THORNTON, PH.D., domiciled and residing at 1101 Green Valley Road, Bryn Mawr, Pennsylvania 19010.

                                     (hereinafter called "DR. THORNTON")


                  WHEREAS Phoenix is a subsidiary of Phoenix International Life Sciences (U.S.) Inc., itself a subsidiary of Phoenix International Life Sciences Inc. (The last mentioned company hereinafter "Phoenix International"), which term shall include, if the context so requires, all the subsidiaries of Phoenix International Life Sciences Inc.); and

                  WHEREAS Phoenix International undertakes to guarantee performance of all of the terms and obligations undertaken by Phoenix for the benefit of Employee for the duration of such Employee's employment and conditional upon the Employee's respect of her own undertakings for the benefit of Phoenix hereunder; and

                  WHEREAS Phoenix wishes to continue to employ Dr. Thornton on the terms and conditions hereinafter set forth; and

                  WHEREAS Phoenix and Dr. Thornton wish to acknowledge by this agreement their mutual rights and obligations with respect to Dr. Thornton's employment by Phoenix; and

                  WHEREAS this agreement shall be deemed to have commenced June 1, 1998 regardless of the date it is actually signed,

                  NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:



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                                     - 2 -


1.         PREAMBLE

           1.1 The preamble is deemed to form part of this agreement.


2.         POSITION

           2.1 Dr. Thornton's title shall be President and Chief Operating Officer, Phoenix International US, Phase II-IV, initially reporting to the Chairman and CEO of Phoenix International. Dr. Thornton will be a member of Phoenix International's corporate Executive Management Committee, together with the CEO and other executives (SEE ATTACHED SCHEDULE A ENTITLED "INITIAL POSITION DESCRIPTION"). Dr. Thornton will be invited to attend meetings of the Board of Directors of Phoenix International Life Sciences Inc., when other executives of her rank are so invited. Dr. Thornton agrees to serve as an Officer of Phoenix, at the discretion of the Board of Directors.


3.         OTHER EMPLOYMENT AND DUTY TO DEVOTE WHOLE TIME

           3.1 Dr. Thornton agrees that during the term of her employment, she shall devote her full time and efforts to Phoenix and shall not, directly or indirectly, engage in any other business whether or not said other business is competitive with or similar to the business carried on by Phoenix International.


4.         REMUNERATION AND OTHER BENEFITS

           4.1 BASE SALARY: Dr. Thornton's starting annual salary shall be $250,000, less all applicable deductions, payable bi-weekly in arrears.

           4.2 BASE SALARY INCREASES: Dr Thornton will be eligible to receive annual increases of her base salary upon each anniversary of the commencement date, June 1, 1998, of this Agreement. Said increases will be based on her ability to fulfill the position description and consistent with decisions of Phoenix International's Board of Directors.

           4.3 CAR EXPENSES: Dr. Thornton will receive a car allowance of $6,000 annually, payable in monthly installments.


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                                     - 3 -



           4.4 BENEFIT PLANS: Subject to completion by Dr. Thornton of any medical examinations and other like procedures and such enquiries, as may be required by Phoenix International's insurers, Phoenix shall pay and maintain for Dr. Thornton short term and long term disability benefits and insurance coverage consistent with the benefits provided to other executives of Phoenix International.

                  Dr. Thornton shall be entitled to participate in all present or future benefit and insurance plans which Phoenix International makes available to its executives, including the 401k plan currently in place at Phoenix, or modifications thereof.

           4.5 VACATION: Dr. Thornton will be entitled to 4 weeks (20 working days) annual vacation.

           4.6 BONUS: Dr. Thornton will be eligible to receive an annual bonus in accordance with the provisions of Phoenix's WORLDWIDE EXECUTIVE REMUNERATION PLAN, a copy of which is attached hereto as SCHEDULE B, (but which may be amended from time to time).


5.         PROFESSIONAL LIABILITY INSURANCE

           5.1 Dr. Thornton will be covered by professional liability and Directors and Officer insurance to which Phoenix International subscribes, to the same extent as all Phoenix International executives of her level. Phoenix agrees that Dr. Thornton shall be covered by the INDEMNIFICATION AGREEMENT attached hereto as SCHEDULE C, subject to approval by the Human Resources Committee of the Board of Directors of Phoenix International. Such indemnification shall be no less favorable than for other Officers and Directors of Phoenix International.


6.         PHOENIX SHARE OPTIONS

           6.1 Dr. Thornton was granted options to purchase 125,000 of Phoenix International's common shares on July 14, 1998, in accordance with the terms and conditions of the KEY EMPLOYEE SHARE OPTION PLAN attached hereto as SCHEDULE D (but which may be amended from time to time). These options may only be exercised as they become vested, subject to securities commission and stock exchange regulations. The options vest progressively on each anniversary of the date of granting of the options, as follows:


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                                     - 4 -


                                                 CUMULATIVE
                 YEAR                             % VESTED
                 ----                            ----------
                 1999                                 4%

                 2000                                 16%

                 2001                                 36%

                 2002                                 64%

                 2003                                100%



           6.2 Dr. Thornton will be eligible to be awarded further stock options annually in accordance with Phoenix International's WORLDWIDE EXECUTIVE REMUNERATION PLAN. The number of such options currently authorized by Phoenix International's Board of Directors is equal to 50% of the salary Dr. Thornton earned in the previous fiscal year, divided by the option exercise price. Subject to amending the KEY EMPLOYEE SHARE OPTION PLAN and obtaining shareholder and regulatory approval, these options will vest 20% for each year of continuous service subsequent to their granting. If shareholder or regulatory approval are not received for this vesting schedule, these options will vest as provided for by the KEY EMPLOYEE SHARE OPTION Plan.

           6.3 The exercise price of all stock options shall be the price provided for by the KEY EMPLOYEE SHARE OPTION PLAN.

           6.4 Subject to the CHANGE IN CONTROL AGREEMENT attached hereto as SCHEDULE E and which is executed concurrently herewith (the "CHANGE IN CONTROL AGREEMENT"), if Dr. Thornton's employment is terminated before the fifth anniversary of the granting of options in the year 2003, Dr. Thornton will have 60 days, after her employment ceases to exercise vested options. Subsequent to this 60 days, all options will expire automatically.

           6.5 Dr. Thornton and Phoenix agree that the other terms and conditions of the KEY EMPLOYEE SHARE OPTION PLAN, shall apply to the options held by her, save that in the event of a proposed change of control of Phoenix International, including under a takeover bid, or any of the other circumstances covered by the CHANGE IN CONTROL AGREEMENT, the terms and conditions of the CHANGE IN CONTROL AGREEMENT concerning the vesting and exercisability of the options shall apply and override the provisions hereof and of the KEY EMPLOYEE SHARE OPTION PLAN, providing they are not less favorable than those contained herein.


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                                     - 5 -



           6.6 All grants of stock options are conditional on signature of the attached CONFIDENTIALITY, PROPRIETARY RIGHTS, REGULATORY COMPLIANCE AND NON-COMPETITION AGREEMENT (SCHEDULE F ATTACHED) that requires, among other things, that Dr. Thornton not compete with Phoenix International for one year after voluntarily leaving the company or being terminated for a serious reason pursuant to Article 8 of this Agreement.


7.         TERM OF THE AGREEMENT

           7.1 Dr. Thornton's employment with Phoenix in her new position shall commence on June 1, 1998 and shall be for an indeterminate term.


8.         TERMINATION

           8.1    TERMINATION BY PHOENIX FOR SERIOUS REASON

                  8.1.1 Phoenix may terminate this Employment Agreement at any time, for a serious reason, by resolution of its Board of Directors adopted at a duly constituted meeting of the Board. If Phoenix exercises its rights to terminate this Employment Agreement for a serious reason, Dr. Thornton shall not be entitled to receive any further remuneration, save any base salary, vacation, and benefits (but not bonuses), accrued as at the date of termination. For the purposes of this agreement, a "serious reason" shall mean that Dr.
                        Thornton:

                        (a) has refused, without valid reason, to comply with
                         the reasonable instructions of the Board of Directors or the CEO of Phoenix International given to her in her capacity as an executive of Phoenix insofar as such instructions are not inconsistent with the terms of this Agreement;

                        (b) has committed improper misconduct which is
                         materially detrimental to Phoenix, or has been grossly negligent in the performance of her duties hereunder;

                        (c) commits wrongful acts against the interests of
                         Phoenix International or against its property;

                        (d) becomes subject in any way to bankruptcy or
                            insolvency laws;


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                                     - 6 -



                        (e) commits and is found guilty of an indictable
                         criminal offence or other similar offence involving fraudulent or dishonest conduct, by a court of competent jurisdiction; or

                        (f) gives cause to Phoenix International for a serious
                         reason similar in gravity to those set forth above.


           8.2    TERMINATION BY PHOENIX WITHOUT A SERIOUS REASON

                  8.2.1 Phoenix may also terminate this agreement at its discretion for any reason whatsoever by giving Dr. Thornton 12 weeks prior notice of its decision to dismiss. Phoenix may, at any time during the notice period, choose to immediately discharge Dr. Thornton, but in this case Dr. Thornton shall be entitled to receive and shall be paid all amounts which she would otherwise earn during the notice period.

                  8.2.2 If Phoenix terminates this agreement at its discretion, without a serious reason, Phoenix shall pay Dr. Thornton an amount equal to her gross base annual salary (at the time of notification of termination) divided by 12 and multiplied by the number of years of employment (not less than one (1)) Dr. Thornton has been employed by Phoenix International or any of its subsidiaries. All appropriate withholding as may be required by law will be deducted from the amount so calculated. The starting date of employment for the purpose of calculating the payment due hereunder is January 27, 1992. This payment shall be made within 7 days after the last day Dr. Thornton is employed. The bonus for the fiscal year in which termination takes place, if any, will be paid pro rata to the number of days worked in the fiscal year. With the exception of the amount referred to aforesaid, Dr. Thornton shall have no right to be paid or to claim any further payments related to or arising out of the termination of her employment by Phoenix and she renounces to any such further right or claim.

                  8.2.3 Phoenix's obligation to make the aforesaid payments will not be reduced or affected if Dr. Thornton has secured alternative employment.

           8.3    TERMINATION BY DR. THORNTON

                  8.3.1 Dr. Thornton may, at her option, terminate this agreement for any reason whatsoever provided that Phoenix is given at least 90 days notice before said termination becomes effective.


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                                     - 7 -


                  8.3.2 Dr. Thornton has the right to terminate this agreement if constructively dismissed, and receive compensation according to the terms and conditions of section 8.2, above. Dr. Thornton shall be considered to have been constructively dismissed if a) there is a material and adverse diminution on an accumulative basis of her duties, authority, position, compensation, benefits, or title, which is not applied to all other executives of Phoenix International, (b) she is required to move her home or residence anywhere other than in the municipality or metropolitan area in which her office and residence currently exist; or (c) there is a breach by Phoenix of any of the material terms of this Agreement.


9.         TERMINATION FOLLOWING CHANGE IN CONTROL ETC.

           9.1 In the event of a Change of Control or proposed Take-over Bid (within the meaning of and as such terms are defined in the CHANGE IN CONTROL AGREEMENT), the terms and conditions of the CHANGE IN CONTROL AGREEMENT with respect to termination of employment shall override the provisions hereof to the extent and provided that they are no less favourable than those herein contained.


10.        CONFIDENTIAL INFORMATION / NON-COMPETITION AND OTHER UNDERTAKINGS

           10.1 Dr. Thornton shall sign concurrently herewith the CONFIDENTIALITY, PROPRIETARY RIGHTS, REGULATORY COMPLIANCE AND NON-COMPETITION AGREEMENT with Phoenix and Phoenix International, which is ATTACHED AS SCHEDULE F.

           10.2 Dr. Thornton fully understands the provisions of this Employment Agreement and the CONFIDENTIALITY, PROPRIETARY RIGHTS, REGULATORY COMPLIANCE AND NON-COMPETITION AGREEMENT, having had ample opportunity to review same and consult counsel, if desired. Subject to Section 12 of this Employment Agreement, Dr. Thornton recognizes that, consistent with Phoenix International's policies for all of its executives and senior managers who have equity in the company or who receive stock options, this agreement binds Dr. Thornton to non-competition restrictions for one year after her employment with Phoenix ceases if she voluntarily leaves Phoenix or is terminated for a serious reason pursuant to Article 8.1 of this Agreement..

           10.3 With respect to the non-competition provisions included in the CONFIDENTIALITY, PROPRIETARY RIGHTS, REGULATORY COMPLIANCE AND NON-COMPETITION AGREEMENT, which are applicable after cessation of employment of Dr. Thornton by Phoenix, it is understood and agreed by both Parties that the purpose of these


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                                     - 8 -



                  provisions is to ensure that Dr. Thornton does not join a CRO or any other organization offering similar services or software products to those provided by Phoenix International, for a period of one (1) year subsequent to the termination of her employment at Phoenix if she voluntarily leaves Phoenix or is terminated for a serious reason pursuant to Article 8.1 of this Agreement. Thus, Dr. Thornton would be free to work for any biotechnology or pharmaceutical company which does not offer similar services or software products to those provided by Phoenix International.


11.        INCENTIVES SUBJECT TO CHANGE

           11.1 Dr. Thornton acknowledges and accepts that all of Phoenix International's executive share option plans, bonus plans and other incentives are subject to future revision by Phoenix International's Board of Directors, and that if such revisions conflict with this Employment Agreement, the revisions to the incentive plans shall prevail and shall replace anything to the contrary contained in this agreement, provided such revisions shall have no effect on share options already issued to Dr. Thornton. Furthermore, such revisions, if made, shall not be a cause for constructive dismissal notwithstanding any other provision of this agreement.


12.        SURVIVAL OF RESTRICTIVE COVENANTS

           12.1   The parties agree that the undertakings of Dr. Thornton under
                  Section 5 of the CONFIDENTIALITY, PROPRIETARY RIGHTS, REGULATORY COMPLIANCE AND NON-COMPETITION AGREEMENT, shall only survive termination of this agreement in accordance with their respective terms, in the event that Dr. Thornton's employment is terminated by Phoenix for a serious reason and/or following Dr. Thornton's resignation (if such resignation does not follow a Change of Control or a constructive dismissal),


13.        DAMAGES

           13.1   Dr. Thornton hereby agrees that any breach by her of Section
                  3.1 of this Employment Agreement, or of the CONFIDENTIALITY, PROPRIETARY RIGHTS, REGULATORY COMPLIANCE AND NON-COMPETITION AGREEMENT, will entitle Phoenix to damages of no less than $100,000, which amount shall not be reduced for partial performance or any other reason whatsoever.


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14.        GENERAL

           14.1 If any provision of this agreement is unenforceable or invalid, for any reason whatsoever, such unenforceability or invalidity will not affect the enforceability or validity of the remaining provisions of this agreement and such provision will be severable from the remainder of this agreement.

           14.2 This agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

           14.3 No consent to or waiver of any breach of a term of provision of this agreement by either party shall be construed as a consent to or waiver of a subsequent breach of the same term or provision, nor shall it be considered a consent to or waiver of any other then existing or subsequent breach of a different term or provision.

           14.4 PHOENIX and the Employee acknowledge that there are other contracts attached as Schedules to this Employment Agreement. If these Schedules contain terminology, definitions or terms, or create rights or obligations which are at variance or conflict with the terminology, definitions or terms, rights or obligations used or contained in this Employment Agreement, then the parties agree that the terms of this Agreement shall be deemed to set forth their true and complete intention and agreement.


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                                     - 10 -


           IN WITNESS WHEREOF, the parties have executed this agreement in the City of __________________ on the 1st day of June, 1998



                                 PHOENIX INTERNATIONAL LIFE SCIENCES (IBRD) INC.

                                 Per:


                                         /s/ John W. Hooper
                                 -----------------------------------------
                                 JOHN W. HOOPER, Ph.D.
                                 President



                                 PHOENIX INTERNATIONAL LIFE SCIENCES INC.

                                 Per:


                                        /s/ John W. Hooper
                                 -----------------------------------------
                                 JOHN W. HOOPER, Ph.D.
                                 Chairman and CEO




                                           /s/ Susan Thornton
                                 -----------------------------------------
                                 SUSAN THORNTON, Ph.D.